Exhibit 99.1
PRESS RELEASE

Investor Contacts:	Media Contact:
Kelly Loeffler, VP, Investor Relations & Corp. Communications	Andy Merrill / Tripp Kyle
IntercontinentalExchange	Finsbury Group for ICE Trust
770-857-4726	212-303-7600
kelly.loeffler@theice.com	icetrust@finsbury.com

Sarah Stashak, Director, Investor & Public Relations
IntercontinentalExchange
770-857-0340
sarah.stashak@theice.com
ICE Trust to Begin Processing and Clearing Credit Default Swaps March 9
•	Clearing to Bring Unprecedented Transparency and Risk Management to Global CDS Markets

•	Acquisition of TCC Complete

•	SEC Exemption Received March 6; Fed Approval Received March 4

•	Agreement in Place with Markit to Produce Daily Settlement Prices
NEW YORK (March 6, 2009) — IntercontinentalExchange® (NYSE: ICE), a leading operator of regulated global futures exchanges and over-the-counter (OTC) markets, today announced that ICE US Trust, LLC (ICE Trust), a New York limited liability trust company, will begin processing and clearing credit default swap (CDS) index transactions on March 9, 2009. Clearing of North American Markit CDX indexes is expected to be followed by liquid single-name CDS in the following months. ICE Trust has entered into an agreement with Markit to produce daily settlement prices required for mark-to-market pricing, margining and clearing.
ICE also announced the closing of its acquisition of The Clearing Corporation (TCC) on March 6, 2009. TCC developed the CDS risk management framework, operational processes and infrastructure for ICE Trust’s clearing operations.
The U.S. Securities and Exchange Commission (SEC) today issued an exemptive order permitting ICE Trust to clear CDS transactions. In December 2008, ICE Trust received approval from the New York State Banking Department (NYBD), and on March 5, 2009, the Superintendent of the NYBD issued the authorization certificate to ICE Trust to commence business as a regulated bank based in New York. These approvals, combined with the Federal Reserve Board of Governors’ approval received on March 4, mark the completion of the required regulatory reviews prior to the launch of ICE Trust.
“Regulatory approval allows ICE Trust to bring to market the most comprehensive range of CDS clearing and risk management services available today,” said Jeffrey C. Sprecher, Chairman and CEO of ICE. “ICE Trust has been designed to further enhance well-functioning CDS markets by reducing counterparty and systemic risks, and increasing transparency and capital efficiency in the CDS markets. ICE will continue to work closely with the Federal Reserve and other regulatory bodies in the U.S. and abroad in implementing risk management solutions for the vital credit markets.”
“Robust counterparty risk management is a cornerstone to the success of privately negotiated derivatives and of the ISDA architecture,” said Eraj Shirvani, ISDA Chairman and Head of Fixed Income for EMEA, Credit Suisse. “The development of options that deliver strength, flexibility and transparency to clearing and settlement are key to the evolution of CDS. We in the industry welcome solutions that help us achieve these goals.”
Bank of America, Barclays Capital, Citi, Credit Suisse, Deutsche Bank, Goldman Sachs, J.P. Morgan, Merrill Lynch, Morgan Stanley and UBS have supported the establishment of the clearing house for CDS transactions, and are the initial clearing members of ICE Trust. Each of these participants has completed a rigorous technical testing and validation process over the past several months. In addition, each member has made a significant contribution to establish the ICE Trust guaranty fund, which will continue to increase as positions are transferred into the clearing house.
TCC’s risk management systems were developed internally based on a proprietary risk assessment methodology designed specifically for the CDS market, and have been reviewed and validated by Finance Concepts, an independent risk management consultancy, as part of the regulatory review process. TCC’s methodology will be used by the clearing house to determine initial and variation margin requirements, guaranty fund requirements and official daily settlement prices.
ICE Trust has established rules and operating procedures governing the clearing house, including membership and governance requirements. Key provisions include, but are not limited to:
•	ICE Trust membership is open to all qualifying buy-side and sell-side institutions. As a neutral and independent clearing house, all CDS market participants will have the ability to access ICE Trust. Membership is available to institutions that meet the financial and eligibility standards set forth in the Rules of the clearing house. ICE Trust has been designed to fit the workflow and operations that exist within the industry today. Each member firm will provide ICE Trust with authority to obtain their respective transaction information for the purpose of novating existing CDS contracts for clearing using ICE Trust’s connectivity to The Depository Trust & Clearing Corporation, where CDS positions are currently warehoused.

•	The Board of ICE Trust has been appointed by ICE and consists of seven members, a majority of whom are independent. The Board will soon be expanded to 11 members and will include four additional members nominated by participants in the clearing house, two of whom will be independent.

•	The management team will report to the ICE Trust Board. Dirk Pruis will serve as the President of ICE Trust. Pruis has 20 years of experience managing global regulatory, credit and financial markets operations and has been involved for the past year in the planning and design of the clearing house. Most recently, he was Managing Director, responsible for the global Bank Relations and Market Infrastructure team in the Operations Division at Goldman Sachs. Previously, Pruis served as CEO of EquiLend, a securities lending consortium.

•	Pursuant to bank capitalization requirements, ICE has funded ICE Trust’s operations with $35 million from cash on hand.

•	ICE has contributed an initial $10 million to the guaranty fund from cash on hand. Over a two-year period, ICE expects to increase its contribution to the guaranty fund to a total of $100 million. The aggregate size of the guaranty fund will be determined by positions held in the clearing house.
ICE completed its acquisition of TCC on March 6, 2009. Under the terms of the acquisition, consideration provided to the TCC shareholders includes TCC’s cash on hand as of the closing, $39 million in cash paid by ICE and participation in a 50% profit-sharing arrangement in ICE Trust. Additionally, a distinct pricing structure will apply to the shareholders who are founding members of ICE Trust. ICE will provide additional information and financial guidance regarding the progress of CDS clearing and TCC integration in its first quarter 2009 earnings announcement, scheduled for May 5, 2009.
In February, ICE announced that ICE Clear Europe® is working with regulators and industry participants to develop a specialized CDS clearing house for European-based products, such as the Markit iTraxx indices. Based in London and operating under the European regulatory jurisdiction of the U.K. Financial Services Authority, ICE Clear Europe will offer a CDS clearing platform and risk pool that is distinct from the energy markets cleared by ICE Clear Europe.
Detailed information, including the ICE Trust rulebook and Frequently Asked Questions, is available at www.theice.com.
About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) operates regulated global futures exchanges and over-the-counter (OTC) markets for agricultural, energy, equity index and currency contracts, as well as credit derivatives. ICE® offers these markets to participants around the world through its technology infrastructure and trading platform, together with clearing, market data and risk management services. ICE Futures Europe® is ICE’s regulated energy futures exchange. ICE’s regulated North American exchanges, ICE Futures U.S.® and ICE Futures CanadaTM, offer markets for agricultural and financial contracts. Creditex, a market leader in trade execution and processing for credit derivatives, is also a wholly-owned subsidiary of ICE. A member of the Russell 1000® and S&P 500 indices, ICE is headquartered in Atlanta, with offices in New York, London, Chicago, Winnipeg, Calgary, Houston and Singapore. www.theice.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding IntercontinentalExchange’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC on February 11, 2009.

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